Exhibit 99.3
     The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Oplink Communications, Inc. (the “Company” or “Oplink”) and Optical Communication Products, Inc. (“OCP”) after giving effect to the Company’s acquisition of OCP and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

OPLINK COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended March 31, 2007
(In thousands, except per share data)

	Historical
	Nine months ended March 31,
	2007
			Pro Forma		Pro Forma
	Oplink	OCP	Adjustments		Combined

Revenues	$70,287	$52,549	$—		$122,836

Cost of revenues:
Cost of revenues	50,712	45,544	(166	)(D)	96,090

Gross profit	19,575	7,005	166		26,746

Operating expenses:
Research and development	4,760	9,081	(45	)(D)	13,796
Sales and marketing	4,613	4,058	(18	)(D)	8,653
General and administrative	6,815	10,194	(24	)(D)	16,985
Transitional costs for contract manufacturing	—	1,311	—		1,311
Amortization of intangible and other assets	105	697	1,467	(B)	2,269
Impairment of goodwill	—	8,486	—		8,486

Total operating expenses	16,293	33,827	1,380		51,500

Income (loss) from operations	3,282	(26,822)	(1,214)		(24,754)
Interest and other income, net	7,016	4,465	—		11,481
Minority interest	—	—	9,549	(E)	9,549
Loss on sale of assets	(8)	—	—		(8)

Income (loss) before provision for income taxes	10,290	(22,357)	8,335		(3,732)
Provision for income taxes	125	330	—	(G)	455

Net income (loss)	$10,165	$(22,687)	$8,335		$(4,187)

Net income (loss) per share (see note 4):
Basic	$0.46				$(0.18)

Diluted	$0.44				$(0.18)

Shares used in per share calculation:
Basic	21,920				22,777

Diluted	22,886				22,777

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

OPLINK COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the twelve months ended June 30, 2006
(In thousands, except per share data)

	Historical
	Twelve months ended
	June 30, 2006
			Pro Forma		Pro Forma
	Oplink	OCP	Adjustments		Combined

Revenues	$54,846	$65,809	$—		$120,655

Cost of revenues:
Cost of revenues	39,369	43,441	(220	)(D)	82,590

Gross profit	15,477	22,368	220		38,065

Operating expenses:
Research and development	6,697	11,747	(60	)(D)	18,384
Sales and marketing	4,672	4,842	(25	)(D)	9,489
General and administrative	7,579	6,354	(32	)(D)	13,901
Restructuring and other charges	(72)	—	—		(72)
In-process research and development	1,120	—	—		1,120
Amortization of intangible and other assets	72	549	1,957	(B)	2,578

Total operating expenses	20,068	23,492	1,840		45,400

Loss from operations	(4,591)	(1,124)	(1,620)		(7,335)
Interest and other income, net	7,060	5,789	—		12,849
Minority interest	—	—	(1,838	)(E)	(1,838)
Loss on sale of assets	(458)	—	—		(458)

Income before provision for income taxes	2,011	4,665	(3,458)		3,218
Provision for income taxes	73	299	—	(G)	372

Net income	$1,938	$4,366	$(3,458)		2,846

Net income per share (see note 4):
Basic	$0.09				$0.13

Diluted	$0.09				$0.12

Shares used in per share calculation:
Basic	21,353				22,210

Diluted	22,184				23,041

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

OPLINK COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2007
(In thousands, except share data)

	Historical
	March 31, 2007
			Pro Forma		Pro Forma
	Oplink	OCP	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$30,114	$82,017	$(85,495	)(A)	$26,636
Short-term investments	131,472	34,891	—		166,363
Accounts receivable, net	21,440	9,474	—		30,914
Inventories, net	11,938	24,857	1,667	(H)	38,462
Prepaid expenses and other current assets	5,013	1,942	—		6,955

Total current assets	199,977	153,181	(83,828)		269,330
Long-term investments	40,000	—	—		40,000
Property, plant and equipment, net	22,319	30,413	(6,522	)(C)	46,210
Goodwill and intangible assets, net	1,417	2,980	8,097	(B)	12,494
Other assets	95	352	—		447

Total assets	$263,808	$186,926	$(82,253)		$368,481

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,274	$6,802	$—		$15,076
Accrued liabilities	6,122	8,702	—		14,824

Total current liabilities	14,396	15,504	—		29,900
Other non-current liabilities	71	158	—		229

Total liabilities	14,467	15,662	—		30,129

Minority interest	—	—	74,794	(E)	74,794
Stockholders’ equity:
Common stock, $0.001 par value, 34,000,000 shares authorized, 22,209,900 shares issued and outstanding as of March 31, 2007	22	—	1	(F)	23

Class A Common stock, $0.001 par value, 200,000,000 authorized, 47,680,587 shares issued as of March 31, 2007	—	48	(48	)(F)	—

Class B Common stock, $0.001 par value, 66,000,000 authorized, 66,000,000 shares issued as of March 31, 2007	—	66	(66	)(F)	—

Additional paid-in capital	461,690	136,023	(121,807	)(F)	475,906
Accumulated other comprehensive income (loss)	2,613	(148)	148	(F)	2,613
(Accumulated deficit)/ Retained earnings	(214,984)	35,275	(35,275	)(F)	(214,984)

Total stockholders’ equity	249,341	171,264	(157,047)		263,558

					0
Total liabilities and stockholders’ equity	$263,808	$186,926	$(82,253)		$368,481

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

OPLINK COMMUNICATIONS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. BASIS OF PRO FORMA PRESENTATION
     The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Oplink and OCP after giving effect to the Company’s acquisition of a majority ownership interest in OCP and the assumptions and adjustments described in note 3 of these accompanying notes to the unaudited pro forma condensed combined financial statements.
     On January 1, 2001, Oplink adopted a fiscal year which ends on the Sunday closest to June 30. Interim fiscal quarters will end on the Sunday closest to each calendar quarter end. For presentation purposes, Oplink will present its fiscal year as if it ended on June 30. July 2, 2006 was the Sunday closest to the period ended June 30, 2006. OCP has a year end of September 30. Consequently when deriving OCP’s unaudited pro forma condensed statement of operations for the twelve months ended June 30, 2006, the four sequential quarters to June 30, 2006 were combined. Similarly, in deriving OCP’s unaudited pro forma condensed statement of operations for the nine months ended March 31, 2007, the three sequential quarters to March 31, 2007 were combined.
     The unaudited pro forma condensed combined balance sheet as of March 31, 2007 is presented as if the acquisition occurred on March 31, 2007. The unaudited pro forma condensed combined statements of operations of Oplink and OCP for the nine month period ended March 31, 2007 and for the twelve month period ended June 30, 2006 are presented as if the acquisition had taken place on July 1, 2005. Therefore, nine months of activity is reflected for both Oplink and OCP during the nine month period ended March 31, 2007 and twelve months of activity for both Oplink and OCP during the twelve month period ended June 30, 2006.
     The allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates of the value of the tangible and intangible assets acquired, liabilities assumed, and the related income tax impact of the purchase accounting adjustments. Oplink expects the purchase price allocation to be finalized upon the finalization of the related valuations. The final valuations may be materially different from the preliminary valuations.
     The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Oplink that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Oplink. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that Oplink may achieve with respect to the combined companies. The unaudited pro forma condensed combined financial statements should be read in conjunction with Oplink’s historical consolidated financial statements and accompanying notes included in Oplink’s annual report on Form 10-K for the year ended June 30, 2006 and quarterly report on Form 10-Q for the quarter ended March 31, 2007 and OCP’s consolidated financial statements included in OCP’s annual report on Form 10-K for the year ended September 30, 2006 and quarterly report on Form 10-Q for the quarter ended March 31, 2007.
2. OCP ACQUISITION
     On June 5, 2007, Oplink consummated its acquisition from The Furukawa Electric Co., Ltd. (“Furukawa”) of Furukawa’s majority interest in OCP. In accordance with the terms of the Stock Purchase Agreement between Oplink and Furukawa (a copy of which was filed by Oplink with its Form 8-K filed with the Securities and Exchange Commission on April 23, 2007), Oplink acquired all 66,000,000 shares of OCP common stock held by Furukawa, constituting approximately 58% of OCP’s outstanding shares of common stock, in exchange for $84,150,000 in cash and 857,258 shares of Oplink common stock. Oplink paid the cash portion of the consideration out of its cash balances. The shares were valued based on the average of the closing price of the Company’s stock from April 19, 2007 to April 25, 2007. The average stock price during this period was $16.58, resulting in a total stock consideration of $14.2 million.
     The shares of Oplink common stock issued to Furukawa are subject to a three year lock-up restriction on Furukawa’s ability to resell the shares. One third of the shares, or approximately 285,757 shares, will be released from the lock-up on each of the first, second and third anniversaries of the closing of the transaction.
     The combined Company will conduct its business within one business segment as its organizational structure is not dictated by product, service lines, geography or customer type.

     The acquisition of approximately 58% of OCP’s outstanding shares of common stock has been accounted for as a business combination pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, using the purchase method of accounting. Assets acquired and liabilities assumed were recorded at their fair values as of June 5, 2007 which was the acquisition completion date.
     The total preliminary purchase price of $99.7 million was comprised of (in thousands):

Cash	$84,150

Fair value of common stock issued	14,217

Transaction costs	1,345

Total purchase price	$99,712

     The preliminary purchase price was allocated to OCP’s net tangible and identifiable intangible assets based on their estimated fair values as of June 5, 2007. The excess of fair values of net tangible and identifiable intangible assets over the purchase price resulted in negative goodwill, which was then allocated to intangible assets and fixed assets based on relative fair values assigned as of June 5, 2007. This resulted in an $11.5 million reduction in fair value being allocated to intangible assets and a $12.7 million reduction in fair value being allocated to fixed assets for a total negative goodwill allocation of $24.2 million.
     The allocation of purchase price was based on management’s preliminary estimates of the value of the tangible and intangible assets acquired, liabilities assumed, and the related income tax impact of the purchase accounting adjustments. The Company expects the purchase price allocation to be finalized upon the finalization of the related valuations pursuant to SFAS No. 141, “Business Combinations”. The final valuations may be materially different from the preliminary valuations.
     Based upon the valuation performed by an independent third party and management estimates, the preliminary purchase price, after the allocation of negative goodwill, was allocated to the various asset classes at March 31, 2007 as follows (in thousands):

Identifiable intangible assets	$9,980
Net working capital	75,756
Net fixed assets	11,025
Other net assets	2,951

Total purchase price	$99,712

     Intangible assets are comprised of technology, patents, trademarks, customer relationships and backlog. Identifiable intangible assets with finite lives are being amortized using the straight-line method over estimated useful lives of between 1 year and 6 years.
3. PRO FORMA ADJUSTMENTS
     The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet as of March 31, 2007 and the unaudited pro forma condensed combined statements of operations for the nine month period ended March 31, 2007 and for the twelve month period ended June 30, 2006. Fair values are as of June 5, 2007.

     (A) To record the following adjustments to cash (in thousands):

To record cash paid for OCP common stock	$(84,150)
To record cash paid for transaction costs	(1,345)

Total adjustment to cash	$(85,495)

     (B) To record the difference between the post-acquisition fair value and the historical amount of intangible assets at March 31, 2007 (in thousands):

	Historical	Fair value			Estimated
	amount with	with 58%		Annual	Useful
	58% ownership	ownership	Increase	Amortization	Life / years

Technology	$1,504	$5,353	$3,849	$1,338	4
Trademark	—	834	834	139	6
Customer relationships	333	3,686	3,353	922	4
Other intangible assets	46	107	61	107	1

Total identifiable intangible assets	$1,883	$9,980	$8,097	$2,506

OCP historical amortization				$549

Adjustment to pro forma amortization for twelve months ended June 30, 2006				$1,957

Adjustment to pro forma amortization for nine months ended March 31, 2007				$1,467
     The adjustment to pro forma amortization for twelve months ended June 30, 2006 was derived as the difference between OCP’s historical annual amortization of $549,000 and the expected forward-looking amortization of $2.5 million. The adjustment to pro forma amortization for nine months ended March 31, 2007 was derived by pro-rating the twelve month pro forma adjustment. The historical amortization of $549,000 is derived as the sum of the quarterly amortization expense for intangibles of $108,000, $108,000, $108,000 and $225,000 for the quarters ended June 30, 2006, March 31, 2006, December 31, 2005 and September 30, 2005, respectively. If the intangible asset values were to increase or decrease by 20%, the pro forma amortization for the year ended June 30, 2006 would increase or decrease by approximately $501,000.
     A goodwill impairment charge of $8.5 million was recorded by OCP in the historical unaudited statement of operations for the nine months ended March 31, 2007. There has been no pro forma adjustment to this non-recurring item.
     The allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates of the fair value of the intangible assets acquired, after the allocation of negative goodwill which reduced the fair value of the intangible assets by $11.5 million, and the related income tax impact of the purchase accounting adjustments. The Company expects the purchase price allocation to be finalized upon the finalization of the related valuations. The final valuations may be materially different from the preliminary valuations.

     (C) To record the change in fair value of fixed assets (in thousands):

	Historical	Fair value			Estimated
	amount with	with 58%		Annual	Useful
	58% ownership	ownership	(Decrease)	Depreciation	Life / years

Computer hardware and software	$410	$183	$(227)	$61	3
Machinery	5,606	4,319	(1,287)	864	5
Furniture & fixtures	9	21	12	4	5
Leasehold improvements	100	49	(51)	5	9
Building and land	11,422	6,453	(4,969)	—	—

Total	$17,547	$11,025	$(6,522)	$934

     The decrease in value of $6.5 million for fixed assets reflects the estimated post-acquisition fair value assigned to fixed assets at the acquisition date as a result of a valuation performed by an independent third party. The recorded fair value is after the allocation of negative goodwill, which reduced the recorded fair value of fixed assets by $12.7 million.
     (D) To record the decrease in depreciation expense (in thousands):

	Change in	Useful Lives /	Change in annual
	Valuation	years	depreciation
Computer hardware and software	$(227)	3	$(76)
Machinery	(1,287)	5	(257)
Furniture & fixtures	12	5	2
Leasehold improvements	(51)	9	(6)
Building and land	(4,969)	—	—

	$(6,522)		$(337)

	9 month adjustment		$(253)

     The adjustment to pro forma depreciation for the twelve month period ended June 30, 2006 reflects the fact that there is a decrease in the book value of fixed assets and consequently a decrease in expected pro forma depreciation expense. The adjustment to pro forma depreciation for the nine months ended March 31, 2007 was calculated as $253,000 and was derived by pro-rating the twelve month pro forma depreciation adjustment of $337,000. If the fixed asset values were to increase or decrease by 20%, the pro forma depreciation for the year ended June 30, 2006 would increase or decrease by approximately $187,000.
     (E) To record 42% of minority interest in OCP of $74.8 million on the unaudited pro forma condensed combined balance sheet at March 31, 2007. The valuation of the minority interest is derived from the stockholders’ equity on OCP’s balance sheet at June 5, 2007, after pro forma adjustments.
     The pro forma adjustment to the minority interest expense for the twelve months ended June 30, 2006 was derived from the historical net income of OCP for the twelve months ended June 30, 2006, after pro forma adjustments, adjusted by the minority interest percentage of 42%. Similarly, the pro forma adjustment to the minority interest income for the nine months ended March 31, 2007 was derived from the historical net loss of OCP for the nine months ended March 31, 2007, after pro forma adjustments, adjusted by the minority interest percentage of 42%.

     (F) To record the following adjustments to stockholders’ equity (in thousands):

To eliminate OCP’s historical stockholders’ equity	$(171,264)
To record the issuance of Oplink common stock	14,217

Total adjustments to stockholders’ equity	$(157,047)

     (G) Management has determined that pro forma adjustments to the provision for income taxes for the nine months ended March 31, 2007 and the twelve months ended June 30, 2006 would not be material as sufficient uncertainty exists regarding the realizability of Oplink’s deferred tax assets such that a full valuation allowance is expected to remain in place.
     (H) To record the change in fair value of inventories (in thousands):

	Historical	Fair value
	amount with	with 58%
	58% ownership	ownership	Increase

Inventories, net	$13,929	$15,596	$1,667
4. PRO FORMA EARNINGS PER SHARE
     The pro forma weighted average number of shares outstanding, basic and diluted, has been adjusted as if the acquisition of the majority ownership interest in OCP by Oplink had taken place at the beginning of the periods presented. Oplink issued 857,258 shares of common stock in connection with the acquisition of the majority ownership interest in OCP (in thousands, except per share data).

		Twelve
	Nine Months	Months
	Ended March	Ended June
	31, 2007	30, 2006
Numerator:
Pro forma combined net income (loss)	$(4,187)	$2,846

Denominator — basic:
Weighted average shares outstanding — basic	21,920	21,353
Pro forma adjustment to number of shares outstanding — basic	857	857

Pro forma weighted average shares outstanding — basic	22,777	22,210

Denominator — diluted:
Weighted average shares outstanding — diluted		22,184
Pro forma adjustment to number of shares outstanding — diluted		857

Pro forma weighted average shares outstanding — diluted		23,041

Pro forma net income (loss) per share — basic	$(0.18)	$0.13

Pro forma net income (loss) per share — diluted	$(0.18)	$0.12

Due to the net loss position for the nine months ended March 31, 2007, the additional shares would have been anti-dilutive, therefore the basic and diluted pro forma net loss per share are the same.